UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2015

AKARI THERAPEUTICS PLC

(Exact Name of Registrant as Specified in its Charter)

England and Wales	001-36288	98-1034922
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Gridiron Building

One Pancras Square

C/O Pearl Cohen Zedek Latzer Baratz UK LLP

London, N1C 4AG, United Kingdom

(Address of Principal Executive Offices and zip code)

Registrant’s telephone number, including area code +44-203-318-3004

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

(e) CEO Employment Agreement

On September 21, 2015, Akari Therapeutics Plc (“Akari” or the “Company”), upon the recommendation of the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”), entered into the Executive Employment Agreement by and between the Company and its Chief Executive Officer, Gur Roshwalb, M.D. (the “CEO Employment Agreement”). The CEO Employment Agreement is effective as of September 18, 2015, and has a term of one year with automatic renewals for successive one-year periods unless terminated by either party upon three-months’ notice prior to the expiration of the current term. Pursuant to the terms of the CEO Employment Agreement, Dr. Roshwalb will receive an annual base salary of $375,000, subject to review on an annual basis. Dr. Roshwalb will also be entitled to an annual cash bonus with a target of 40% of base salary, provided that the actual amount of such bonus may be greater or less that the target amount.

The CEO Employment Agreement also provides that Dr. Roshwalb will be entitled to a stock option grant to purchase 32,543,700 Ordinary Shares (equivalent to 325,437 American Depositary Shares (“ADSs”)), par value par value £0.01, of the Company (“Ordinary Shares”). This option grant was granted on September 21, 2015, with a share exercise price equal to $0.3221 per share (or $32.21 per ADS), which is the fair market value on the date of grant, as defined in the Company’s 2014 Equity Incentive Plan (the “Plan”). The option grant was granted pursuant to and is governed by the terms of the Plan.

Upon termination of Dr. Roshwalb’s employment Without Cause (as defined therein), by Dr. Roshwalb for Good Reason or upon Expiration of the Term (as defined therein), in addition to any accrued but unpaid base salary and expense reimbursement, he shall be entitled to receive an amount equal to 12 months of base salary at the highest annualized rate in effect at any time before the employment terminates payable in substantially equal installments. Dr. Roshwalb shall also be entitled to COBRA continuation coverage paid in full by the Company for up to a maximum of 12 months following the date of termination.

Upon termination of Dr. Roshwalb’s employment Without Cause (as defined therein) or by Dr. Roshwalb for Good Reason following a Change of Control (as defined therein), unless the Change of Control happens for less than $225 million, in addition to any accrued but unpaid base salary and expense reimbursement, he shall be entitled to receive an amount equal to 18 months of one and a half times annual base salary at the highest annualized rate in effect at any time before the employment terminates payable in substantially equal installments and the target annual performance bonus that he would have been entitled to for the year in which termination was effective. Dr. Roshwalb shall also be entitled to COBRA continuation coverage paid in full by the Company for up to a maximum of 18 months following the date of termination. The Company is entitled to terminate Dr. Roshwalb’s employment immediately, under certain terms as specified in the CEO Employment Agreement.

The CEO Employment Agreement also contains restrictive covenants for the Company’s benefit and Dr. Roshwalb is required to maintain the confidentiality of the Company’s confidential information.

The foregoing description of the CEO Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the CEO Employment Agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

CFO Employment Agreement

On September 21, 2015, the Company, upon the recommendation of the Compensation Committee, entered into the Executive Employment Agreement by and between the Company and its Chief Financial Officer, Dov Elefant (the “CFO Employment Agreement”). The CFO Employment Agreement is effective as of September 18, 2015, and has a term of one year with automatic renewals for successive one-year periods unless terminated by either party upon three-months’ notice prior to the expiration of the current term. Pursuant to the terms of the CFO Employment Agreement, Mr. Elefant will receive an annual base salary of $200,000, subject to review on an annual basis. Mr. Elefant will also be entitled to an annual cash bonus with a target of 25% of base salary, provided that the actual amount of such bonus may be greater or less than the target amount.

The CFO Employment Agreement also provides that Mr. Elefant will be entitled to a stock option grant to purchase 4,067,963 Ordinary Shares (equivalent to 40,679 ADSs). This option grant was granted on September 21, 2015, with a share exercise price equal to $0.3221 per share (or $32.21 per ADS), which is the fair market value on the date of grant, as defined in the Plan. The option grant was granted pursuant to and is governed by the terms of the Plan.

Upon termination of Mr. Elefant’s employment Without Cause (as defined therein), by Mr. Elefant for Good Reason or upon Expiration of the Term (as defined therein), in addition to any accrued but unpaid base salary and expense reimbursement, he shall be entitled to receive an amount equal to 12 months of base salary at the highest annualized rate in effect at any time before the employment terminates payable in substantially equal installments. Mr. Elefant shall also be entitled to COBRA continuation coverage paid in full by the Company for up to a maximum of 12 months following the date of termination.

Upon termination of Mr. Elefant’s employment Without Cause (as defined therein) or by Mr. Elefant for good reason following a Change of Control (as defined therein), in addition to any accrued but unpaid base salary and expense reimbursement, he shall be entitled to receive an amount equal to 18 months of one and a half times annual base salary at the highest annualized rate in effect at any time before the employment terminates payable in substantially equal installments and the target annual performance bonus that he would have been entitled to for the year in which termination was effective. Mr. Elefant shall also be entitled to COBRA continuation coverage paid in full by us for up to a maximum of 18 months following the date of termination. The Company is entitled to terminate Mr. Elefant’s employment immediately, under certain terms as specified in the CFO Employment Agreement.

The CFO Employment Agreement also contains restrictive covenants for the Company’s benefit and Mr. Elefant is required to maintain the confidentiality of the Company’s confidential information.

The foregoing description of the CFO Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the CFO Employment Agreement which is attached as Exhibit 10.2 to this Current Report on Form 8-K.

COO Employment Contract

On September 21, 2015, the Company, upon the receommendation of the Compensation Committee, approved and entered into the Employment Contract by and between the Company and its Chief Operating Officer, Clive Richardson (the “COO Employment Agreement”). The COO Employment Agreement is effective as of September 16, 2015, and shall continue until terminated by either party upon not less than six months’ prior written notice. Pursuant to the terms of the COO Employment Agreement, Mr. Richardson will receive an annual base salary of £210,000, subject to review on an annual basis. Mr. Richardson will also be entitled to an annual cash bonus with a target of 40% of base salary.

The COO Employment Agreement also provides that Mr. Richardson will be entitled to a stock option grant to purchase 16,271,850 Ordinary Shares (equivalent to 162,718 ADSs). This option grant was granted on September 21, 2015, with a share exercise price equal to $0.3221 per share (or $32.21 per ADS), which is the fair market value on the date of grant, as defined in the Plan. The option grant was granted pursuant to and is governed by the terms of the Plan.

Upon termination of Mr. Richardson’s employment, he shall be entitled to receive an amount equal to one and a half times the sum of his annual base salary in effect on the termination date and the target annual performance bonus that he would have been entitled to for the year in which Mr. Richardson’s termination was effective.

The COO Employment Agreement also contains restrictive covenants for the Company’s benefit and Mr. Richardson is required to maintain the confidentiality of the Company’s confidential information.

The foregoing description of the COO Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the COO Employment Agreement which is attached as Exhibit 10.3 to this Current Report on Form 8-K.

Director Option Grants

On September 21, 2015, the Board of Directors of the Company, upon the recommendation of the Compensation Committee, approved the grant of stock options to purchase Ordinary Shares (the “Options”) pursuant to the Company’s Non-Employee Director Compensation Policy adopted by the Board of Directors on February 11, 2015. Options were granted in the amounts indicated to the following directors:

•	Mark Cohen: 85,000 (equivalent to 850 ADSs) (consisting of 25,000 Ordinary Shares for Annual Option Grant, 40,000 Ordinary Shares for Chairman/Vice Chairman, 20,000 Ordinary Shares for being Chairman of Nominating and Governance Committee)

•	James Hill: 45,000 (equivalent to 450 ADSs) (consisting of 25,000 Ordinary Shares Initial Option Grant for Newly Appointed Directors and 20,000 Ordinary Shares for being Chairman of Compensation Committee)

•	Allan Shaw: 45,000 (equivalent to 450 ADSs) (consisting of 25,000 Ordinary Shares for Annual Option Grant and 20,000 Ordinary Shares for being Chairman of Audit Committee)

•	Stuart Ungar: 25,000 (equivalent to 250 ADSs) (consisting of Initial Option Grant for Newly Appointed Directors)

The Options were granted under the Plan and (i) vest in one year on the anniversary of the date of grant, subject to the Non-Employee Director’s continued service on the Board of Directors; (ii) have an exercise price equal to $0.3221 per share (or $32.21 per ADS), which is the fair market value of the Ordinary Shares as determined in the Plan on the grant date (September 21, 2015); (iii) terminate ten years after the grant date, (iv) become fully vested immediately prior to a change of control (as defined in the Non-Employee Director Compensation Policy) and (v) contain such other terms and conditions as set forth in the form of option agreement.

Additional Director Option Grants

On September 21, 2015, the Board of Directors of the Company, upon the recommendation of the Compensation Committee, approved the grant of stock options to purchase 186,278 Ordinary Shares (equivalent to 1,862 ADSs) (the “Additional Options”) to each of the non-employee and non-executive directors: Mark Cohen, James Hill, Allan Shaw, and Stuart Ungar. The Compensation Committee determined to make the foregoing option grants in light of the relatively low value of Ordinary Shares underlying options that are to be granted under the Company’s Non-Employee Director Compensation Policy as compared to peer companies. The Compensation Committee intends to evaluate the current policy and compare it to the policies of peer companies and may establish a new Non-Employee Director Compensation Policy.

The Additional Options were granted under the Plan and (i) vest in one year on the anniversary of the date of grant, subject to the Non-Employee Director’s continued service on the Board of Directors; (ii) have an exercise price equal to $0.3221 per share (or $32.21 per ADS), which is the fair market value of the Ordinary Shares as determined in the Plan on the grant date (September 21, 2015); (iii) terminate ten years after the grant date, (iv) become fully vested immediately prior to a change of control (as defined in the Non-Employee Director Compensation Policy) and (v) contain such other terms and conditions as set forth in the form of option agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Executive Employment Agreement, dated as of September 21, 2015, by and between the Company and Gur Roshwalb, M.D.

10.2	Executive Employment Agreement, dated as of September 21, 2015, by and between the Company and Dov Elefant.

10.3	Employment Contract, dated as of September 21, 2015, by and between the Company and Clive Richardson.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKARI THERAPEUTICS, PLC

By:	/s/ Gur Roshwalb, M.D.
Name:	Gur Roshwalb, M.D.
Title:	Chief Executive Officer

Date: September 22, 2015

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Executive Employment Agreement, dated as of September 21, 2015, by and between the Company and Gur Roshwalb, M.D.

10.2	Executive Employment Agreement, dated as of September 21, 2015, by and between the Company and Dov Elefant.

10.3	Employment Contract, dated as of September 21, 2015, by and between the Company and Clive Richardson.